Exhibit (a)(5)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK OF

VIRTUS TOTAL RETURN FUND INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a stockholder’s certificates for shares of common stock, par value $0.001 per share (the “Shares”), of Virtus Total Return Fund Inc. are not immediately available or the Letter of Transmittal and other required documents are not able to be delivered to the Depositary (as defined below) on or before 5:00 p.m. Eastern Time on May 1, 2024, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by email or mail to the Depositary and must be received by the Depositary on or before the Expiration Date. See Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement.

The Depositary:

Computershare Trust Company, N.A.

By First Class Mail:

Computershare Trust Company, N.A.

Voluntary Offers

P.O. Box 43011

Providence, RI 02940-3011

By Overnight Courier:

Computershare Trust Company, N.A.

Voluntary Offers

150 Royall Street, Suite V

Canton, MA 02021

Via email:

canoticeofguarantee@computershare.com

Please Note: Only brokers can deliver this Notice of Guarantee via email

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE

OR TRANSMISSION VIA EMAIL OTHER THAN AS SET FORTH ABOVE

DOES NOT CONSTITUTE A VALID DELIVERY

Exhibit (a)(5)(iii)

Ladies and Gentlemen:

The undersigned hereby tenders to Virtus Total Return Fund Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its April 2, 2024 Issuer Tender Offer Statement and related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3, “Procedure for Tendering Shares,” of the Fund’s Issuer Tender Offer Statement. Participants tendering their Shares should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Number of Shares Tendered:

If Shares will be tendered by book-entry transfer, check box:
☐ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Automatic Reinvestment and Cash Purchase Plan:

☐ Yes ☐ No (Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: , 2024

Signature(s)

Exhibit (a)(5)(iii)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedure for book -entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within two business days after the Expiration Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:
City State Zip

Area Code and Tel. No.	Dated: , 2024

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